                            Ex.99.1

Katapult Announces Third Quarter 2022 Financial Results

November 9, 2022

PLANO, Texas, November 9, 2022 (GLOBE NEWSWIRE) -- Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce-focused financial technology company, today reported its financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial and Operational Highlights:

•Recorded total revenue of $50.3 million in third quarter 2022 compared to $71.7 million in the prior year, a decrease of $21.4 million. $5.4 million of this decline was attributable to the Company’s adoption of ASC 842 as of January 1, 2022

•Entered into an exclusive partnership with Transform SR Holding Management LLC (“Sears”), which operates over 140 stores and online formats, including Sears Home Town, Sears Home Appliance Showrooms, Sears Home and Life and Sears full-line stores, as well as Sears.com

•Successfully launched our Katapult Mobile App and Katapult Pay™ with virtual credit card technology, driving new opportunities for consumers to access Katapult at high quality retailers. To date, since our launch beginning in September 2022, we have already originated over 2,000 leases and over $2 million of gross originations with Katapult Pay™
•In addition to Sears, added 23 new merchant partners and launched 20 merchants on Katapult Pay™

•Enterprise wins of 1StopBedroom, SimpleTire, and iBUYPower

•Continued high customer satisfaction with a Net Promoter Score of 58 as of September 30, 2022. More than 46% of gross originations for the third quarter of 2022 came from repeat customers (customers who have originated more than one lease with Katapult over their lifetime)

•Ended Q3 2022 with $77.2 million of unrestricted cash on the balance sheet and $74.8 million available on the asset-backed revolving line of credit

“Though our retailers and consumers continue facing near-term macro headwinds, we remain focused on capturing new volume opportunities from a very large addressable market. During the quarter, we executed several aspects of our strategic growth plan as we successfully launched our mobile app and Katapult Pay, our virtual credit card solution. In addition, we are pleased to announce our new exclusive partnership with Sears. From its inception, Sears has pioneered solutions that have put its members first to create a superior shopping experience via exceptional customer service, convenience, and access to the best name brands. Like us, Sears and its affiliates also believe in providing nonprime consumers with a path to purchase the high-quality, durable goods they need, without having to compromise on quality and choice. We are confident that this key partnership will allow more consumers in a variety of financial situations to get the items and positive shopping experience they may have been excluded from previously,” said Orlando Zayas, CEO of Katapult.

Third Quarter 2022 Results

(Comparisons are to the respective periods of the prior year unless otherwise noted.)

The Company recorded third quarter revenue of $50.3 million, which was down $21.4 million compared to the third quarter of the prior year. Gross originations for the third quarter were $44.1 million, a 28% decline from the prior year due to ongoing macro challenges, including record levels of inflation, supply chain headwinds and the end of

                            Ex.99.1
government stimulus, which have led to declining consumer confidence and spending, combined with the Company proactively tightening lease underwriting in response to credit performance normalizing.

Net loss was $8.2 million for the third quarter 2022, including a $0.4 million revaluation gain related to our warrants. Adjusted net loss was $6.7 million for the third quarter, which is up from adjusted net loss of $4.5 million in the prior year period. Adjusted EBITDA was $(2.3) million for the third quarter 2022, down from $0.1 million in the prior year period, which reflects lower lease margins year-over-year and higher professional and consulting fees in the third quarter of 2022.

Katapult CEO, Orlando Zayas, Katapult CFO, Karissa Cupito, and Katapult COO, Derek Medlin will discuss the Company’s performance, outlook and overall growth strategy in greater detail on the company's earnings conference call and webcast.

Conference Call and Webcast

Katapult will host a conference call and webcast at 8:00 AM ET on November 9, 2022 to discuss these financial results, our current outlook and our growth strategy.

A live audio webcast of the event will be available on the Katapult Investor Relations website at http://ir.katapultholdings.com/. A copy of the earnings call presentation will also be posted to our website.

A live dial-in will be available at (800) 715-9871 (domestic) or (646) 307-1963 (international). The conference ID number is 2467778. Shortly after the conclusion of the call, a replay of this conference call will be available on the Katapult Investor Relations website at https://ir.katapultholdings.com/news-events/investor-calendar.

About Katapult

Katapult is a next generation platform for digital and mobile-first commerce for the non-prime consumer. Katapult provides point of sale lease purchase options for consumers challenged with accessing traditional financial products who are seeking to obtain everyday durable goods. The Company has developed a sophisticated end-to-end technology platform that enables seamless integration with merchants, underwriting capabilities that exceed the industry standard, and exceptional customer experiences.

Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our ability to weather the macroeconomic headwinds and our momentum in building volume opportunities in our addressable market and the benefits and opportunities of the Company’s partnership with Sears. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of Katapult’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Katapult. These forward-looking statements are subject to a number of risks and uncertainties, including execution of Katapult’s business strategy, launching new product offerings, new brands and expanding information and technology capabilities; Katapult’s market opportunity and its ability to acquire new customers and retain existing customers; the timing and impact of our growth initiatives on our future financial performance and the impact of our new executive hires and brand strategy; anticipated occurrence and timing of prime lending tightening and impact on our results of operations; adoption and success of our mobile application and virtual credit

                            Ex.99.1
card solution, Katapult Pay™, general economic conditions in the markets where Katapult operates, the cyclical nature of consumer spending, and seasonal sales and spending patterns of customers; failure to realize the anticipated benefits of the business combination with FinServ Acquisition Corp. (the “Merger”); risks relating to factors affecting consumer spending that are not under Katapult’s control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, pandemics (such as COVID-19), consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security; risks relating to uncertainty of Katapult’s estimates of market opportunity and forecasts of market growth; risks related to the concentration of a significant portion of our transaction volume with a single merchant partner, or type of merchant or industry; the effects of competition on Katapult’s future business; the impact of the COVID-19 pandemic and its effect on Katapult’s business; unstable market and economic conditions, including as a result of the conflict involving Russia and Ukraine; reliability of Katapult’s platform and effectiveness of its risk model; protection of confidential, proprietary or sensitive information, including confidential information about consumers, and privacy or data breaches, including by cyber-attacks or similar disruptions; ability to attract and retain employees, executive officers or directors; meeting future liquidity requirements and complying with restrictive covenants related to long-term indebtedness; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing; enhance future operating and financial results; anticipate rapid technological changes; comply with laws and regulations applicable to Katapult’s business, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to Katapult’s business, including rental purchase transactions and privacy regulations; maintain relationships with merchant partners; respond to uncertainties associated with product and service developments and market acceptance; anticipate the impact of new U.S. federal income tax law; that Katapult has identified material weaknesses in its internal control over financial reporting which, if not remediated, could affect the reliability of its consolidated financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions (including the conflict involving Russia and Ukraine), terrorism, or public health crises, or responses to such events); and those factors discussed in greater detail in the section entitled “Risk Factors” in Katapult’s periodic reports filed with the Securities and Exchange Commission (“SEC”), including Katapult’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 and June 30, 2022, respectively, and the Quarterly Report on Form 10-Q Katapult intends to file for the quarter ended September 30, 2022.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Katapult does not presently know or that Katapult currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this Press Release. All forward-looking statements contained herein are based on information available to Katapult as of the date hereof, and Katapult does not assume any obligation to update these statements as a result of new information or future events, except as required by law.

Key Performance Metrics

Katapult regularly reviews several metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor: Gross Originations, Total Revenue, Unearned Revenue and Gross Profit.

Gross Originations are defined as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through the Katapult platform. Gross Originations do not represent revenue earned. However, we believe this is a useful operating metric for both Katapult’s management and investors to use in assessing the volume of transactions that take place on Katapult’s platform.

Total revenue represents the summation of rental revenue and other revenue. Unearned revenue represents the Company’s liability for cash received from customers prior to the related revenue being earned. Katapult measures these metrics to assess the total view of paythrough performance of its customers. Management believes looking at these components is useful to an investor as it helps to understand the total payment performance of customers. In connection with the adoption of ASU No. 2016-02, Leases (Topic 842), as amended (“ASC 842”), effective January

                            Ex.99.1
1, 2022, Katapult recognizes revenue from customers (rental revenue) when the revenue is earned and the cash is collected. Accordingly, the Company no longer records rental revenue arising from lease payments earned but not yet collected nor any corresponding bad debt expense, nor discloses bad debt recoveries in its periodic reports starting in the first quarter of 2022.

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). See the “Non-GAAP Financial Measures” section below for a presentation of this measure alongside adjusted gross profit, which is a non-GAAP measure utilized by management.

Non-GAAP Financial Measures

To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents the following non-GAAP and other measures of financial performance: adjusted gross profit, adjusted EBITDA, and adjusted net (loss) income. The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release.

Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, underwriting fees, and bad debt expense. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA is a non-GAAP measure that is defined as net loss before interest expense and other fees, interest income, change in fair value of warrant liability, provision for income taxes, depreciation and amortization on property and equipment and capitalized software, impairment of leased assets, stock-based compensation expense, and transaction costs associated with the Merger.

Adjusted net (loss) income is a non-GAAP measure that is defined as net loss before change in fair value of warrant liability, stock-based compensation expense and transaction costs associated with the Merger.

Adjusted gross profit, adjusted EBITDA and adjusted net (loss) income are useful to an investor in evaluating the Company’s performance because these measures:

• Are widely used to measure a company’s operating performance;

• Are financial measurements that are used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and

• Are used by the Company’s management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

Management believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net (loss) income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

                            Ex.99.1

ASC 842 Adoption

The Company was required to adopt ASC 842 relating to lessor accounting, effective January 1, 2022. The Company's lease-to-own agreements, which comprise the majority of the Company’s revenue, fall within the scope of ASC 842 and are impacted by this change. As a result of the adoption, the Company now recognizes revenue from customers when revenue is earned and cash is collected instead of on an accrual basis, which it has done historically. The Company has adopted ASC 842 using the transition method, which permits the Company to not apply ASC 842 for comparative periods in the year of adoption. As a result, the Company is not recasting or restating 2021 or prior periods to conform to ASC 842. The adoption of ASC 842 is reflected in the Company’s financial statements and related notes and periodic reports filed with the SEC beginning with the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022.

For illustrative purposes only, the Company is disclosing total revenue, bad debt expense (net of recoveries) and income (loss) before provision for income taxes for each quarter during years ended December 31, 2021 and 2020, respectively, as if the lessor accounting impacts of ASC 842 were in effect for these periods. “Total revenue”, “bad debt expense (net of recoveries)” and “income before provision for income taxes” for 2021 and 2020 are supplemental disclosures that are not calculated in accordance with GAAP in place during these periods.

Management believes the supplemental information showing the impact of ASC 842 for 2021 and 2020 provides relevant and useful information for users of the Company’s financial statements, as it provides comparability with the financial results the Company is reporting beginning in 2022 when ASC 842 became effective and the Company began to recognize revenue from customers when the revenue is earned and cash is collected. Upon adoption, the Company no longer records accounts receivable arising from lease receivables due from customers incurred during the normal course of business for lease payments earned but not yet received from the customer or any corresponding allowance for doubtful accounts.

Contacts

Katapult Vice President of Investor Relations
Bill Wright
917-750-0346
bill.wright@katapult.com

Press Inquiries:
Allison + Partners
908-566-2090
katapult@allisonpr.com

                            Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (UNAUDITED)
(amounts in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Rental revenue	$49,260	$71,671	$160,075	$229,533
Other revenue	1,081	39	3,183	281
Total revenue	50,341	71,710	163,258	229,814
Cost of revenue	38,417	53,351	131,379	162,155
Gross profit	11,924	18,359	31,879	67,659
Operating expenses:
Servicing costs	1,025	1,141	3,362	3,351
Underwriting fees	419	456	1,330	1,400
Professional and consulting fees	2,697	1,276	8,244	4,134
Technology and data analytics	2,421	2,131	7,286	6,024
Bad debt expense	—	5,936	—	18,849
Compensation costs	6,752	6,475	18,599	23,812
General and administrative	3,276	3,569	10,733	7,255
Total operating expenses	16,590	20,984	49,554	64,825
(Loss) income from operations	(4,666)	(2,625)	(17,675)	2,834
Interest expense and other fees	(4,018)	(4,176)	(11,612)	(12,462)
Interest income	223	—	223	—
Change in fair value of warrant liability	381	21,349	5,793	24,160
(Loss) income before income taxes	(8,080)	14,548	(23,271)	14,532
Provision for income taxes	(73)	(808)	(173)	(805)
Net (loss) income	$(8,153)	$13,740	$(23,444)	$13,727
Net (loss) income per share:
Basic	$(0.08)	$0.14	$(0.24)	$0.23
Diluted	$(0.08)	$0.13	$(0.24)	$0.19
Weighted average shares used in computing net (loss) income per share:
Basic	98,398,769	97,082,182	98,158,426	58,826,335
Diluted	98,398,769	105,605,479	98,158,426	72,208,593

                            Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and per share amounts)

	September 30,	December 31,
	2022	2021
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$77,162	$92,494
Restricted cash	4,412	3,937
Accounts receivable, net of allowance for doubtful accounts of $6,248 at December 31, 2021	—	2,007
Property held for lease, net of accumulated depreciation and impairment	42,195	61,752
Prepaid expenses and other current assets	4,630	4,249
Total current assets	128,399	164,439
Property and equipment, net	600	576
Security deposits	91	91
Capitalized software and intangible assets, net	1,894	1,056
Right-of-use assets	868	—
Total assets	$131,852	$166,162
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,901	$2,029
Accrued liabilities	11,972	11,959
Unearned revenue	1,497	2,135
Lease liabilities	419	—
Total current liabilities	16,789	16,123
Revolving line of credit	49,783	61,238
Long term debt	43,299	40,661
Other liabilities	1,548	7,341
Lease liabilities, non-current	515	—
Total liabilities	111,934	125,363
STOCKHOLDERS' EQUITY
Common stock, $.0001 par value-- 250,000,000 shares authorized; 98,435,950 and 97,574,171 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	10	10
Additional paid-in capital	82,157	77,632
Accumulated deficit	(62,249)	(36,843)
Total stockholders' equity	19,918	40,799
Total liabilities and stockholders' equity	$131,852	$166,162

                            Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(amounts in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(23,444)	$13,727
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	89,093	108,977
Net book value of property buyouts	24,783	34,530
Impairment expense	11,928	11,115
Bad debt expense	—	18,849
Change in fair value of warrants liability	(5,793)	(24,160)
Stock-based compensation	4,753	12,862
Amortization of debt discount	1,130	2,068
Amortization of debt issuance costs	271	268
Accrued PIK Interest	1,508	1,153
Amortization of right-of-use assets	271	—
Change in operating assets and liabilities:
Accounts receivable	—	(19,123)
Property held for lease	(105,741)	(152,811)
Prepaid expenses and other current assets	(382)	(3,820)
Accounts payable	872	674
Accrued liabilities	159	(1,238)
Lease liabilities	(306)	—
Unearned revenues	(638)	(331)
Net cash (used in) provided by operating activities	(1,536)	2,740
Cash flows from investing activities:
Purchases of property and equipment	(164)	(267)
Additions to capitalized software	(1,203)	(684)
Net cash used in investing activities	(1,367)	(951)
Cash flows from financing activities:
Principal repayments on revolving line of credit	(21,661)	(12,895)
Principal advances on revolving line of credit, net of issuance costs	9,935	5,809
Repurchases of restricted stock	(293)	—
Proceeds from exercise of stock options	65	629
PIPE proceeds	—	150,000
Merger financing, net of redemptions	—	251,109
Consideration paid to selling shareholders	—	(329,560)
Transaction costs paid	—	(33,534)
Net cash (used in) provided by financing activities	(11,954)	31,558
Net (decrease) increase in cash, cash equivalents and restricted cash	(14,857)	33,347
Cash, cash equivalents and restricted cash at beginning of period	96,431	69,597
Cash, cash equivalents and restricted cash at end of period	$81,574	$102,944

                            Ex.99.1

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,954	$8,801
Cash paid for income taxes	$362	$—
Right-of-use assets obtained in exchange for operating lease liabilities	$1,139	$—
Cash paid for operating leases	$382	$—
Assumed warrant liability in connection with the Merger	$—	$44,272
Exercise of common stock warrant accounted for as a liability	$—	$13,102

KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES AND CERTAIN OTHER DATA (UNAUDITED)
(amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total revenue	$50,341	$71,710	$163,258	$229,814
Cost of revenue	38,417	53,351	131,379	162,155
Gross profit	11,924	18,359	31,879	67,659
Less:
Servicing costs	1,025	1,141	3,362	3,351
Underwriting fees	419	456	1,330	1,400
Bad debt expense	—	5,936	—	18,849
Adjusted gross profit	$10,480	$10,826	$27,187	$44,059

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(8,153)	$13,740	$(23,444)	$13,727
Add back:
Interest expense and other fees	4,018	4,176	11,612	12,462
Interest income	(223)	—	(223)	—
Change in fair value of warrant liability	(381)	(21,349)	(5,793)	(24,160)
Provision for income taxes	73	808	173	805
Depreciation on property and equipment and amortization of capitalized software	198	99	506	217
Impairment of leased assets	361	(449)	677	(1,089)
Stock-based compensation expense (1)	1,807	3,097	4,753	13,317
Transaction costs associated with Merger (2)	—	—	—	3,350
Adjusted EBITDA	$(2,300)	$122	$(11,739)	$18,629

(1) Includes employer payroll taxes.
(2) Consists of non-capitalizable transaction cost associated with the Merger during the three and nine months ended September 30, 2021.

                            Ex.99.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(8,153)	$13,740	$(23,444)	$13,727
Add back:
Change in fair value of warrant liability	(381)	(21,349)	(5,793)	(24,160)
Stock-based compensation expense (1)	1,807	3,097	4,753	13,317
Transaction costs associated with Merger (2)	—	—	—	3,350
Adjusted net (loss) income	$(6,727)	$(4,512)	$(24,484)	$6,234

(1) Includes employer payroll taxes.
(2) Consists of non-capitalizable transaction cost associated with the Merger during the nine months ended September 30, 2021.

CERTAIN KEY PERFORMANCE METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total revenue	$50,341	$71,710	$163,258	$229,814

If ASC 842 was effective for the three and nine months ended September 30, 2021, total revenue would have been $66,277 and $213,307, respectively.

KATAPULT HOLDINGS, INC.
GROSS ORIGINATIONS BY QUARTER

($ millions)	Gross Originations by Quarter
	Q1	Q2	Q3	Q4
FY 2022	$46.7	$46.4	$44.1	$—
FY 2021	$63.8	$64.4	$61.0	$58.9
FY 2020	$37.2	$77.6	$60.5	$61.1

                            Ex.99.1

KATAPULT HOLDINGS, INC
IMPACT OF ADOPTION OF ASC 842
FOR ILLUSTRATIVE PURPOSES ONLY
(UNAUDITED)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
As Reported:
Total revenue	$73,299	$71,710	$77,469	$80,635	$73,358	$71,194	$60,014	$42,634
Bad debt expense (net of recoveries)	9,450	5,936	8,026	4,887	6,450	3,931	2,548	3,134
Income (loss) before provision for income taxes	$7,213	$14,548	$(9,931)	$9,915	$3,996	$10,073	$5,199	$3,749

Supplemental Information - Impact of ASC 842:
Total revenue under ASC 842	$64,253	$66,277	$69,472	$77,558	$67,060	$67,410	$59,721	$39,428
Bad debt expense (net of recoveries) under ASC 842	—	—	—	—	—	—	—	—
Income (loss) before provision for income taxes under ASC 842	$7,617	$15,051	$(9,902)	$11,725	$4,149	$10,220	$7,454	$3,677

*Total revenue under ASC 842 also reflects the impact of the change in recognizing revenue when it is earned and cash is collected.